Exhibit 10.2

LOAN AND SECURITY MODIFICATION AGREEMENT

This Loan and Security Modification Agreement is entered into as of June 27, 2018 by and between EVERBRIDGE, INC. (“Parent”) and WESTERN ALLIANCE BANK (“Bank”).  Parent is also referred to herein as “Borrower”.

1.DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Parent to Bank, Parent is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement by and between Parent and Bank, dated as of June 30, 2015 and as may be amended from time to time (the “Loan and Security Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement.

2.REMOVAL OF CO-BORROWER. IDV SOLUTIONS, LLC (“IDV”) had been added as a “Borrower” to the Loan and Security Agreement pursuant to the Loan and Security Modification Agreement dated as of November 14, 2017 by and between Parent, IDV and Bank.  IDV was subsequently merged with and into Parent and no longer exists as a separate entity. Therefore, IDV is hereby removed as a Borrower under the Loan and Security Agreement.

3. EVENT OF DEFAULTS; WAIVER. Parent acknowledges that there are existing and uncured Events of Default arising from Parent’s failure to comply with (i) Section 6.11, Section 7.3 and Section 7.7 of the Loan and Security Agreement with respect to the acquisition of Unified Messaging Systems ABA by Holdings which is a foreign Subsidiary of Parent, and (ii) Section 6.12 of the Loan and Security Agreement with respect to the failure to provide notice of the foregoing Events of Default (collectively, the “Existing Defaults”). Subject to the conditions contained herein and performance by Borrower of all of the terms of the Loan and Security Agreement after the date hereof, Bank waives the Existing Defaults. Bank does not waive Borrower’s obligations under such sections after the date hereof, and Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents.

4.MODIFICATION(S) TO LOAN AND SECURITY AGREEMENT.

(A)	The definition of “Revolving Maturity Date” in Section 1.1 is hereby amended and restated in its entirety as follows:

“‘Revolving Maturity Date’ means September 28, 2018.”

(B)	Sections 6.3(a) and 6.3(b) are amended and restated in their entirety to read as follows:

“(a) as soon as available, but in any event within five (5) days after the last day of each fiscal quarter in which periodic and other reports, proxy statements, and other materials are required to be filed by Borrower with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, (i) a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, (ii) a recurring revenue report, and (iii) a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto;

(b) as soon as available, but in any event within five (5) days after the last day of each fiscal quarter in which periodic and other reports, proxy statements, and other materials are required to be filed by Borrower with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, (i) a company prepared consolidated and consolidating balance sheet, income statement, and cash flow statement covering Borrower’s consolidated and consolidating operations during such period, prepared in accordance with GAAP, consistently applied, in a form acceptable to Bank and certified by a Responsible Officer, and (ii) aged listings of accounts receivable and accounts payable by invoice date;”

(C)	Exhibit D to the Loan and Security Agreement is replaced in its entirety with the Exhibit D attached hereto.

5.CONSISTENT CHANGES; PAYMENT OF BANK EXPENSES. The Loan Documents are each hereby amended wherever necessary to reflect the changes described above. Borrower shall promptly pay all Bank Expenses incurred in connection herewith.

6.NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under Loan Documents. Borrower and its affiliates (each, a “Releasing Party”) acknowledges that Bank would not enter into this Loan and Security Modification Agreement without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Loan and Security Modification Agreement, each Releasing Party releases Bank and each of Bank’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan and Security Agreement or the transactions contemplated thereby.  Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest.   The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Loan and Security Modification Agreement and the other Loan Documents, and/or Bank’s actions to exercise any remedy available under the Loan Documents or otherwise.

7.REPRESENTATIONS AND WARRANTIES. Borrower understands and agrees that in modifying the existing Loan Documents, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Loan Documents. Borrower represents and warrants that the representations and warranties contained in the Loan and Security Agreement are true and correct in all material respects (or, if qualified as to “materiality” or “Material Adverse Effect”, in all respects) as of the date of this Loan and Security Modification Agreement (except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date), and that after giving effect to this Loan and Security Modification Agreement, no Event of Default has occurred and is continuing.

8.CONTINUING VALIDITY. Except as expressly modified pursuant to this Loan and Security Modification Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Loan Documents pursuant to this Loan and Security Modification Agreement in no way shall obligate Bank to make any future modifications to the Loan Documents. Nothing in this Loan and Security Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan and Security Modification Agreement. The terms of this paragraph apply not only to this Loan and Security Modification Agreement, but also to any subsequent loan and security modification agreements.

9.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Loan and Security Modification Agreement constitutes a “Loan Document” as defined and set forth in the Loan and Security Agreement, and is subject to Sections 11 and 12 of the Loan and Security Agreement, which are incorporated by reference herein.

10.CONDITIONS PRECEDENT. As a condition to the effectiveness of this Loan and Security Modification

Agreement, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	affirmation of guaranty duly executed by Everbridge Securities Corporation;
(b)	affirmation of guaranty duly executed by Microtech USA, LLC; and
(c)	such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[SIGNATURE PAGE FOLLOWS]

11.COUNTERSIGNATURE. This Loan and Security Modification Agreement shall become effective only when executed by Bank and Borrower.

BORROWER:		BANK:

EVERBRIDGE, INC.		WESTERN ALLIANCE BANK

By:	/s/ Kenneth S. Goldman	By:	/s/ Robert Bryant

Name:	Kenneth S. Goldman	Name:	Robert Bryant
Title:	SVP & Treasurer	Title:	AVP-Tech Banking

EXHIBIT D COMPLIANCE CERTIFICATE

TO:	WESTERN ALLIANCE BANK

FROM: EVERBRIDGE, INC.

The undersigned authorized officer of EVERBRIDGE, INC. on behalf of itself and all other Borrowers. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) each Borrower is in complete compliance for the period ending ____________ with all required covenants except as noted below and (ii) all representations and warranties of Borrowers stated in the Agreement are true and correct in all material respects as of the date hereof except as noted below; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date. Attached herewith are the required documents supporting the above certification. The officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Recurring Revenue Report	Within 5 days of SEC Reporting	Yes	No
Borrowing Base Certificate	Within 5 days of SEC Reporting	Yes	No
Compliance Certificate	Within 5 days of SEC Reporting	Yes	No
Quarterly consolidated financial statements	Within 5 days of SEC Reporting	Yes	No
Quarterly consolidating financial statements	Within 5 days of SEC Reporting	Yes	No
A/R & A/P Agings	Within 5 days of SEC Reporting	Yes	No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes	No
Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 30 days following the beginning of each fiscal year or board approval, whichever is earlier	Yes	No

A/R Audit	Initial and Annual	Yes	No
IP Report	Annual	Yes	No

Deposit balances with Bank	$_______________
Deposit balance outside Bank	$_______________

Financial Covenant	Required	Actual	Complies

Minimum MRR Renewal Rate	90%	______%	Yes	No
(measured quarterly, on a rolling 4 quarters basis)

Comments Regarding Exceptions: See Attached.

Sincerely,

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